SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

First Seacoast Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2024

Dear Fellow Stockholder:

The annual meeting of stockholders of First Seacoast Bancorp, Inc., the holding company for First Seacoast Bank, will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 30, 2024, at 10:30 a.m., local time.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card.

Sincerely,

James R. Brannen
President and Chief Executive Officer

FIRST SEACOAST BANCORP, INC.

633 Central Avenue

Dover, New Hampshire 03820

(603) 742-4680

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 30, 2024
10:30 a.m., local time

PLACE	First Seacoast Bank’s Main Office
633 Central Avenue
Dover, New Hampshire

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years;

(2)	To approve the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan;

(3)	To ratify the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(4)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on April 2, 2024.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope or by voting via the Internet or by telephone. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 22, 2024

FIRST SEACOAST BANCORP, INC.

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

First Seacoast Bancorp, Inc. is the holding company for First Seacoast Bank. In this proxy statement, we may also refer to First Seacoast Bancorp, Inc. as the “Company,” “we,” “our” or “us” and to First Seacoast Bank as the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2024 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 30, 2024 at 10:30 a.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about April 22, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 30, 2024

This proxy statement is available at www.proxydocs.com/FSEA. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2023.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Company common stock if our records show that you held your shares as of the close of business on April 2, 2024. As of the close of business on April 2, 2024, a total of 5,077,164 shares of common stock were outstanding and entitled to be voted. Each share of common stock has one vote.

Our Articles of Incorporation provides that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of Company common stock in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name;”

•	Indirectly through the First Seacoast Bank Employee Stock Ownership Plan (the “ESOP”);

•	Indirectly through the First Seacoast Bank 401(k) Plan (the “401(k) Plan”); or

•	Indirectly through the First Seacoast Bancorp 2021 Equity Incentive Plan (the “Equity Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP and/or the 401(k) Plan, see “Participants in the ESOP and/or 401(k) Plan” below.

Attending the Meeting

Admittance to the annual meeting requires proof of ownership of Company common stock. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three.

In voting on the approval of the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast is required to approve this proposal.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 3), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1) and in the approval of the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan (Item 2). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to these items. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote with respect to these items , no votes will be cast on your behalf with respect to these items. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes to approve the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan, broker non-votes and abstentions will have no effect on the outcome of the vote.

In counting votes to ratify the appointment of the independent registered public accounting firm, broker non-votes and abstentions will have no effect on the outcome of the vote.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

•	“FOR” each nominee for director;

•	“FOR” the approval of the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Wolf & Company, P.C. (“Wolf & Company”) to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for Internet and telephone voting is 10:30 a.m., Eastern Time, on May 30, 2024.

Revoking Your Proxy

Whether you vote by mail, by telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary;

•	submitting a properly signed proxy card with a later date;

•	voting via the Internet or by telephone at a later time (if initially able to vote in that manner) so long as such vote is received by the time and date set forth above; or

•	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and/or 401(k) Plan

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares of Company common stock that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions.

If you hold shares of Company common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your voting instruction cards is May 23, 2024.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

The Board of Directors currently consists of nine members. Because the Company is listed on the Nasdaq Stock Market, we refer to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of our directors. All our directors are considered independent under the listing standards of the Nasdaq Stock Market, except for James R. Brannen who is employed by us in his capacity as President and Chief Executive Officer. In determining the independence of directors, the Board of Directors has considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons.”

Board Diversity

Nasdaq’s Board Diversity Rule requires the Company to publicly disclose Board-level diversity statistics annually. As required by the Board Diversity Rule, the Company has posted these statistics for 2023 in the Investor Relations section of First Seacoast Bank’s website (www.firstseacoastbank.com). The Board Diversity

Rule also requires the Company to have or explain in its annual meeting proxy statement why it does not have at least two diverse directors by August 6, 2026. The Company qualifies as a “smaller reporting company” under Securities and Exchange Commission regulations. Because it qualifies as a “smaller reporting company” it may satisfy the diversity objective of the Board Diversity Rule by having two female directors. The Company has three female directors.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairperson of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his growing responsibilities of managing the daily operations of the Company and First Seacoast Bank, while allowing the Chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Janet Sylvester serves as the Chairperson of the Board, and she is considered independent under the listing standards of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies our standing committees and their members. The members of the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investor Relations section of First Seacoast Bank’s website (www.firstseacoastbank.com).

Director	Audit Committee	Compensation and Personnel Committee	Nominating and Governance Committee
Michael J. Bolduc		X	Chair
Mark P. Boulanger	Chair		X
James R. Brannen
James Jalbert	X	X
Thomas J. Jean	X
Erica A. Johnson			X
Dana C. Lynch		X	X
Janet Sylvester		X
Paula J. Williamson-Reid	X	Chair	X
Number of Meetings in Fiscal Year 2023	4	1	1

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mark P. Boulanger, a certified public accountant, is an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and

Exchange Commission. The report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation and Personnel Committee. The Compensation and Personnel Committee approves the compensation objectives for the Company and First Seacoast Bank, establishes the compensation for the Company’s and the Bank’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation and Personnel Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation and Personnel Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

During the fiscal year ended December 31, 2023, the Compensation and Personnel Committee engaged Pearl Meyer & Partners, LLC, an independent compensation consultant, to provide consulting services with respect to the development of a company-wide incentive compensation plan. The fees paid for these consulting services were approximately $15,225.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation, a residency requirement and a requirement that the candidate had not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of our stockholders and the best interests of the Company;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Governance Committee will also consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Nominating and Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at our main office:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Company capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date on which the proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of the Company and First Seacoast Bank is conducted through meetings and activities of their respective Boards of Directors and committees. During the fiscal year ended December 31, 2023, the Company’s Board of Directors and the Bank’s Board of Directors each held 14 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he served.

Director Attendance at Annual Meeting

The Board of Directors encourages each director to attend the annual meeting of stockholders. All of the directors then serving attended last year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Ethics are available in the Investor Relations section of First Seacoast Bank’s website (www.firstseacostbank.com).

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors, officers and employees of the Company or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to the Company’s common stock, whether or not issued by the Company, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Wolf & Company to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2024.

Audit Committee of the Board of Directors

of

First Seacoast Bancorp, Inc.

Mark P. Boulanger, CPA (Chair)

James Jalbert

Thomas J. Jean

Paula J. Williamson-Reid

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our non-employee directors during the fiscal year ended December 31, 2023. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Mr. Brannen did not receive any compensation in his capacity as a director during the fiscal year ended December 31, 2023. The compensation reported in this table is paid by First Seacoast Bank. No director was compensated separately by the Company.

	Fees Earned or Paid in Cash	Stock Awards	Stock Options (1)	Nonqualified Deferred Compensation Earnings	Total
Michael J. Bolduc	$25,700	$—	$28,029	$5,911	$59,640
Mark P. Boulanger	23,900	—	28,029	3,904	55,833
James Jalbert	25,700	—	28,029	16,671	70,400
Thomas J. Jean	24,800	—	28,029	—	52,829
Erica A. Johnson	25,400	—	28,029	8,932	62,361
Dana C. Lynch	23,900	—	28,029	—	51,929
Janet Sylvester	27,000	—	28,029	17,592	72,621
Paula J. Williamson-Reid	23,600	—	28,029	15,424	67,053

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the Black-Scholes-Merton option pricing model to estimate the fair value of stock option awards. Stock options vest in three approximately equal installments, with the first vesting occurring on May 25, 2024. As of December 31, 2023, each individual had an outstanding stock option award for 9,343 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value reflected in the table.

Supplemental Director Retirement and Fee Continuation Agreements. First Seacoast Bank has entered into Supplemental Director Retirement Agreements with each of its non-employee directors, except Mr. Lynch with whom it has entered into a Director Fee Continuation Agreement which is substantially the same as the Supplemental Director Retirement Agreements. Under the agreements, a director who remains in service on the Board of Directors until the normal retirement age specified in the agreement (age 70) will be entitled to receive an annual retirement benefit of equal to $20,000. The payments will be made to the director upon his or her separation from service in annual installments for ten years. If a director separates from service before age 70, he or she is entitled to the vested percentage of his or her accrued liability balance under the agreement, paid in annual installments over ten years. Directors vest under their agreements over a ten-year period (0% during the first 6 years, 25% after 7 years, 50% after 8 years, 75% after 9 years and 100% after 10 years). Upon a change in control, directors receive the present value of a stream of $20,000 payments for 10 years. Upon death, a director’s beneficiary will receive the vested portion of the director’s accrued liability balance, paid in a lump sum within 30 days following the director’s death.

Director Deferred Fee Plan. First Seacoast Bank maintains a deferred directors fee plan, pursuant to which non-employee directors may elect to defer a portion of their director’s fees each year. The Bank credits the deferred amounts with earnings at a rate equivalent to the yield for the 7-year Treasury Bill Rate (compounded monthly). Directors become eligible to receive their deferred fees and earnings on a separation from service or a specified date and payable in a lump sum or installments over a 5- or 10-year period, as elected by each director. If elected by a director, benefits will be paid in a lump sum if the director separates from service within two years of a change in control. Benefits are also payable upon a director’s death.

STOCK OWNERSHIP

The following table provides information as of April 2, 2024, about the beneficial owners known to the Company to own more than 5% of our outstanding common stock and the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or has the right to acquire, by the exercise of stock options or otherwise, sole or shared voting or investment power within 60 days of April 2, 2024. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Greater Than 5% Stockholders:
First Seacoast Bank Employee Stock Ownership Plan 633 Central Avenue Dover, NH 03820	423,715		8.35%

M3 Funds, LLC M3 Partners, LP M3F, Inc. Jason A. Stock William C. Waller 2027 E. 2100 S, Suite 250 Salt Lake City, UT 84109	411,625	(2)	8.11

Director Nominees and Directors Continuing in Office:
James R. Brannen	38,500	(3)	*
Michael J. Bolduc	19,710	(4)	*
Mark P. Boulanger	11,575	(5)	*
James Jalbert	39,211	(6)	*
Thomas J. Jean	7,510	(7)	*
Erica A. Johnson	11,511	(8)	*
Dana C. Lynch	15,176	(9)	*
Janet Sylvester	11,958	(10)	*
Paula J. Williamson-Reid	11,099	(11)	*

Executive Officers Who Are Not Directors:
Richard M. Donovan	47,566	(12)	*
Timothy F. Dargan	22,349	(13)	*

All directors and executive officers as a group (11 persons)	236,165		4.65%

*	Less than 1%.
(1)	Based on 5,077,164 shares outstanding as of April 2, 2024.
(2)	Based on a Schedule 13F filed with the Securities and Exchange Commission on February 14, 2024.
(3)

Includes 9,179 shares held indirectly in through an Individual Retirement Account (“IRA”), 2,875 shares held indirectly through the ESOP, and 4,275 shares held indirectly in the 401(k) Plan, and 8,134 shares subject to stock options exercisable with 60 days of April 2, 2024.

(4)

Includes 5,307 shares held indirectly through a trust, 2,758 shares held indirectly through an IRA, 4,471 shares held indirectly through spouse’s IRA, and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.

(5)	Includes 1,900 shares held indirectly through a trust and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(6)	Includes 22,537 shares held indirectly through an IRA and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(7)	Includes 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(8)	Includes 2,500 shares held indirectly through an IRA and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(9)	Consists of 7,089 shares held indirectly through an IRA and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(10)	Includes 4,284 shares held indirectly through an IRA and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(11)	Consists of 2,925 shares held indirectly through an IRA, 1,500 shares held indirectly through a trust, and 3,114 shares subject to stock options exercisable with 60 days of April 2, 2024.
(12)

Consists of 20,599 shares held indirectly through an IRA, 2,199 shares held indirectly through the ESOP, 9,744 shares held indirectly through the 401(k) Plan, and 6,666 shares subject to stock options exercisable with 60 days of April 2, 2024.

(13)	Consists of 5,179 shares held indirectly through an IRA, 2,146 shares held indirectly through the ESOP, and 6,666 shares subject to stock options exercisable with 60 days of April 2, 2024.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of nine members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election are Thomas J. Jean, Erica A. Johnson and Janet Sylvester. Each nominee currently serves as a director of the Company and First Seacoast Bank.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of all the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” each nominee for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The indicated age for each individual is as of December 31, 2023. The indicated period for service as a director includes service as a director of First Seacoast Bank. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2027

Thomas J. Jean serves as Past Chairman of the Board of the Company and First Seacoast Bank. He serves as Vice President of Operations at Portsmouth Regional Hospital and previously served as Vice President of Operations at Frisbee Memorial Hospital. He has been an active member of the local community having served as Mayor of Rochester, NH, President of the Rochester Rotary Club, and Chairman of the Board of the Greater Rochester Chamber of Commerce. His business experience and knowledge of our market area provides essential insight to the Board of Directors. Age 45. Director since 2013.

Erica A. Johnson is the Chief Executive Officer of QA Cafe, LLC, a software company, where she is responsible for strategy, finances and operations. Previously, Ms. Johnson served as Director at the University of New Hampshire InterOperability Laboratory, an independent test facility for networking, telecommunications, data storage and consumer technology products. She brings valuable management experience and unique information technology expertise to the Board of Directors. Age 44. Director since 2018.

Janet Sylvester serves as the Chairperson of the Board of the Company and First Seacoast Bank. She is an owner of Great Island Realty, LLC, a real estate brokerage firm. She has been an active member in the local community, having previously served on the Dover City Council and as a past President of Big Brothers Big Sisters. Her experience as a realtor and business owner provides First Seacoast Bank with valuable insight into the local real estate market. Age 66. Director since 2013.

Directors Continuing in Office with Terms Expiring in 2025

Michael J. Bolduc is an attorney-at-law and a partner at the law firm of Wyskiel, Boc, Tillinghast & Bolduc, PA. His practice focuses on trusts and estates, as well as business entity formation, governance, and transactions. He has been an active member in the local community for many years, currently serving as a trustee of Wentworth Douglass Hospital, a member of the Rotary Club of Dover, and on the Board of Directors of the New Hampshire Charitable Foundation for the Piscataqua Region. His community involvement affords him extensive insight into our local markets and his legal expertise offers a unique perspective to the Board of Directors. Age 53. Director since 2011.

Mark P. Boulanger is a Certified Public Accountant and a partner at Raiche & Company CPAs, P.A. He has been an active member in the Seacoast New Hampshire and Southern Maine communities for several years, currently serving as a trustee and Vice-Chair of Frisbie Memorial Hospital in Rochester, New Hampshire. His certification as a CPA is a significant resource for the Board of Directors and qualifies him to be a member of the Audit Committee as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. Age 52. Director since 2018.

Dana C. Lynch is a retired civil engineer and former owner of Civilworks, Inc., a civil engineering and surveying consulting firm, and is presently the managing general partner at Longboard Facilities Management, LLC, a facilities management company. He has been an active member in the local community, serving as the Chair of the Cocheco Waterfront Development Advisory Committee and is a founding organizer of Dover Pride Day. His career as a local business owner and extensive community involvement provides the Board of Directors with valuable insight into our market area and the local economic environment. Age 70. Director since 1998.

Directors Continuing in Office with Terms Expiring in 2026

James R. Brannen joined First Seacoast Bank as Executive Vice President and Chief Financial Officer in 2007 and became President and Chief Executive Officer in 2018. He has over 30 years of experience in community banking in New Hampshire. During his banking career, he has gained experience in the credit, lending, collections and branch administration functions, as well as in developing new lending programs, implementing new technologies, and in bank mergers and branch acquisitions. He earned an MBA from the University of New Hampshire. He has been an active member in the local community, currently serving as a trustee of the City of Dover Trust Fund Board and as a trustee and Treasurer of Wentworth Douglass Hospital. He also serves on the Board of Directors of the New Hampshire Bankers Association. His extensive community banking experience and knowledge of First Seacoast Bank’s business and market area provides essential insight to the Board of Directors. Age 62. Director since 2018.

James Jalbert is the President and Chief Executive Officer of Jalbert Leasing, Inc. D/B/A C&J Bus Lines, a scheduled inter-city passenger transportation company. He has been an active member in the local community, currently serving as Vice Chair of the Board of Trustees of Frisbie Memorial Hospital Foundation, President of the Board of Trustees of Berwick Academy, and a board member of the American Bus Association. His extensive community involvement and career as a local business executive provides the Board of Directors with a valuable perspective on the local consumer and business environment. Age 66. Director since 2010.

Paula J. Williamson-Reid is the founding owner and Chief Executive Officer of Reid & Company Executive Search, Ltd., an executive search firm. Her experience in management and executive recruitment is a significant resource for the Board of Directors in the area of human resource management, compensation and benefits. Age 62. Director since 2018.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2023.

Richard M. Donovan, age 58, has served as our Chief Financial Officer since May 2018. Previously, he served as a finance consultant for several community and regional banks in the Mid-Atlantic and New England and as Vice President of Finance at a community bank in New York and spent 12 years as a CPA at a regional accounting firm. He has over 30 years of experience in finance.

Timothy F. Dargan, age 63, serves as Senior Vice President and Senior Commercial Lending Officer at First Seacoast Bank and has over 30 years of commercial lending experience. He is responsible for overseeing the Bank’s commercial loan portfolio, managing commercial lenders, credit analysts, a portfolio manager, business development officer, and lending assistant.

Item 2 — Approval of First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan

The Company’s Board of Directors has adopted, subject to stockholder approval, the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”). The Board of Directors believes the adoption of the 2024 Equity Incentive Plan is in the best interests of the Company and its stockholders as a means of providing the Company and First Seacoast Bank with the ability to retain, reward, attract and incentivize employees and directors to promote growth, improve performance and further align their interests with those of the Company’s stockholders through the ownership of additional shares of common stock of the Company.

Why We Are Seeking Approval of the 2024 Equity Incentive Plan

Many companies with which we compete for directors and employees, including management-level employees, are stockholder-owned companies that offer equity compensation as part of their overall compensation programs. By approving the 2024 Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified employees and directors by offering competitive compensation programs linked, in part, to the performance of our common stock. In addition, the 2024 Equity Incentive Plan will further align the interests of our directors and employees, including our officers, with the interests of our stockholders by potentially increasing the ownership interests of our directors and employees in the common stock of the Company.

We have no remaining shares available for grant under the First Seacoast Bancorp, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan). Accordingly, we are unable to use the 2021 Equity Incentive Plan to continue to provide equity-based compensation grants to attract, retain and reward qualified personnel and management.

The former First Seacoast Bancorp, MHC completed its second-step mutual-to-stock conversion in January 2023. As part of the second-step conversion, we sold a total of 2,805,000 shares of common stock in the stock offering. A substantial majority of financial institutions that complete a mutual-to-stock conversion, including a second-step mutual-to-stock conversion, have adopted equity-based incentive plans following their conversions. Our offering prospectus disclosed our intent to adopt an equity incentive plan at some point following the mutual-to-stock conversion and described the regulatory requirements potentially applicable to an equity plan. The prospectus also included the pro forma effect of awards granted under a future equity incentive plan.

Highlights of the 2024 Equity Incentive Plan

•

Share Reserve and Terms Generally Consistent with Banking Regulations and Industry Standards. In determining the size and terms of the 2024 Equity Incentive Plan, the Board of Directors and the Compensation and Personnel Committee considered a number of factors, including: (1) industry practices related to the adoption of equity-incentive plans by financial institutions following a second-step mutual-to-stock conversion and stock offering; and (2) applicable banking regulations related to the adoption of equity-incentive plans by converted financial institutions in certain circumstances. In this regard, and as described below, the maximum number of shares of common stock available under the 2024 Equity Incentive Plan for delivery pursuant to the exercise of stock options equals 10% of the number of shares of common stock sold in the stock offering and the maximum number of shares of common stock that may be issued as restricted stock or restricted stock units equals 4% of the number of shares of common stock sold in the stock offering.

•

Minimum Vesting Periods for Awards. Subject to limited exceptions for death, disability or an involuntary termination without cause at or following a change in control, the 2024 Equity Incentive Plan requires that at least 95% of the awards granted under the plan vest not more rapidly than over a period of one year. The Compensation and Personnel Committee may condition the vesting of awards on individual and/or corporate performance measures or the continuation of service of an award recipient.

•

Limits on Grants to Directors and Employees. The maximum number of shares of common stock that may be delivered to any one non-employee director under the 2024 Equity Incentive Plan is 5% (30% in the aggregate for all non-employee directors) of the shares available under the plan. The maximum number of shares of common stock that may be delivered to any one employee under the 2024 Equity Incentive Plan is 25% of the shares available under the plan.

•

Share Counting. The 2024 Equity Incentive Plan provides that, if an individual forfeits an option or award or if the period to exercise an option expires, the shares covered by the option or award will again become available for future grants. Shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grants.

•	No Repricing. The 2024 Equity Incentive Plan prohibits repricing and the exchange of underwater options for cash or shares without stockholder approval.

•

No Single-Trigger Vesting of Time-Based Awards. The 2024 Equity Incentive Plan does not provide for the accelerated vesting of equity awards that are assumed by a corporation acquiring the Company upon the occurrence of a change in control (i.e., no single trigger vesting), without an accompanying involuntary termination of service (including a termination for good reason).

General

The following information summarizes the material features of the 2024 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2024 Equity Incentive Plan, which is attached as Appendix A. If there is a conflict between the terms of this disclosure and the terms of the 2024 Equity Incentive Plan, the terms of the 2024 Equity Incentive Plan will control.

Subject to permitted adjustments for certain corporate transactions, the 2024 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 392,700 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of common stock we may issue under the 2024 Equity Incentive Plan pursuant to the exercise of stock options is 280,500 shares, and the maximum number of shares of common stock we may issue as restricted stock awards or restricted stock units is 112,200 shares. These amounts represent 10% and 4%, respectively, of the number of shares of common stock sold in the second-step mutual-to-stock conversion stock offering.

The Compensation and Personnel Committee will administer the 2024 Equity Incentive Plan. The Compensation and Personnel Committee has full and exclusive power within the limitations set forth in the 2024 Equity Incentive Plan to make all decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations and guidelines for carrying out the purposes of the plan; and (4) interpreting the provisions of the plan and award agreements. The 2024 Equity Incentive Plan also permits the Compensation and Personnel Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it. The Compensation and Personnel Committee may, subject to the limitations set forth in the 2024 Equity Incentive Plan, grant stock options and awards of restricted stock or restricted stock units to themselves and other members of the Company’s Board of Directors.

Except for accelerating the vesting of awards to avoid the minimum vesting requirements specified in the plan or accelerating the vesting requirements applicable to an award as a result of or in connection with a change in control, the Compensation and Personnel Committee has the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award or to extend the time period to exercise a stock option, provided the extension complies with Section 409A of the Internal Revenue Code.

Eligibility

All employees and directors of the Company and its subsidiaries, including First Seacoast Bank, are eligible to receive awards under the 2024 Equity Incentive Plan, except that non-employees may not receive incentive stock options under the plan. As of April 2, 2024 (the latest practicable date before the printing of this proxy statement), there were eight non-employee directors and 76 employees of the Company and its subsidiary, First Seacoast Bank, eligible to receive awards under the 2024 Equity Incentive Plan.

Types of Awards

The Compensation and Personnel Committee may determine the type and terms and conditions of awards under the 2024 Equity Incentive Plan. Awards will be evidenced by award agreements approved by the Compensation and Personnel Committee and delivered to participants. The award agreements will set forth the terms and conditions of each award. The Compensation and Personnel Committee may grant incentive stock options and non-qualified stock options, restricted stock awards and restricted stock units under the plan.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2024 Equity Incentive Plan means, if the Company’s common stock is listed on a securities exchange, the closing sales price of the common stock or, if the common stock was not traded on a specific date, then on the immediately preceding date on which sales were reported. If the common stock is not traded on a securities exchange, the Compensation and Personnel Committee will determine the fair market value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code. Stock Options may not have a term longer than ten years from the date of grant.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise. Stock options are subject to vesting conditions and restrictions as determined by the Compensation and Personnel Committee.

Restricted Stock. A restricted stock award is a grant of common stock to a participant for no consideration, or any minimum consideration that may be required by applicable law. Restricted stock awards under the 2024 Equity Incentive Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation and Personnel Committee consistent with the 2024 Equity Incentive Plan. Before awards vest, unless otherwise determined by the Compensation and Personnel Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Unless otherwise determined by the Compensation and Personnel Committee, cash dividends paid on unvested awards will be retained and distributed to the participant within 30 days of the vesting of the award.

Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. The limitation on the number of restricted stock awards available under the 2024 Equity Incentive Plan also applies to restricted stock units.

Limitations on Awards Under the Equity Incentive Plan

The following limits apply to awards under the 2024 Equity Incentive Plan:

•

The maximum number of shares of common stock available for awards under the 2024 Equity Incentive Plan equals 392,700 shares, of which up to 280,500 shares of common stock may be delivered pursuant to the exercise of stock options and 112,200 shares of common stock may be issued pursuant to restricted stock awards or restricted stock units.

•	The maximum number of shares of common stock that may be delivered to any one employee is 25% of the maximum number of shares of common stock that may be issued under the plan.

•

The maximum number of shares of common stock that may be delivered to any one non-employee director is 5% of the shares of common stock that may be issued under the plan. The Compensation and Personnel Committee may, subject to these limitations and any other applicable limitations set forth in the 2024 Equity Incentive Plan, grant stock options and awards of restricted stock or restricted stock units to themselves and other members of the Company’s Board of Directors.

•

The maximum number of shares of common stock that may be delivered to all non-employee directors, in the aggregate, is 30% of the maximum number of shares of common stock that may be issued under the plan.

If there is a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the Compensation and Personnel Committee will, in an equitable manner, adjust the number and kind of securities available for grants of stock options, restricted stock awards or restricted stock units, the number and kind of securities that may be delivered or deliverable with respect to outstanding stock options, restricted stock awards and restricted stock units, and the exercise price of stock options.

In addition, the Compensation and Personnel Committee is authorized to make certain other adjustments to the terms and conditions of stock options, restricted stock awards and restricted stock units consistent with the terms of the plan.

The closing sale price of the Company’s common stock, as quoted on the Nasdaq Capital Market on April 2, 2024 (the latest practicable date before the printing of this proxy statement) was $8.72 per share.

Prohibition Against Repricing of Options. The 2024 Equity Incentive Plan provides that neither the Compensation and Personnel Committee nor the Company’s Board of Directors may make any adjustment or amendment to the plan or an award that reduces or would have the effect of reducing the exercise price of a previously granted stock option.

Prohibition on Transfer. Generally, all awards, except non-qualified stock options, granted under the 2024 Equity Incentive Plan are not transferable, except by will or in accordance with the laws of intestate succession. Awards may be transferable pursuant to a qualified domestic relations order. At the Compensation and Personnel Committee’s sole discretion, an individual may transfer non-qualified stock options for valid estate planning purposes in a manner consistent with the Internal Revenue Code and federal securities laws. During the life of the participant, only the participant may exercise stock options. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2024 Equity Incentive Plan.

Performance Measures

The Compensation and Personnel Committee may use performance measures for vesting purposes with respect to awards granted under the 2024 Equity Incentive Plan. The Compensation and Personnel Committee may base the measures on the performance of the Company as a whole or of any one or more subsidiaries or business units and may measure performance relative to a peer group, an index, or a business plan. Performance measures may be considered as absolute measures or changes in measures. In establishing performance measures, the Compensation and Personnel Committee may provide for the inclusion or exclusion of certain items.

Dividends and Dividend Equivalents

Dividends paid on restricted stock awards subject to time-based vesting or performance-based vesting will be distributed to a participant on or after the vesting date of the restricted stock award. If the restricted stock award does not vest, the participant will not receive those dividends.

At the time it grants restricted stock units, the Compensation and Personnel Committee may assign dividend equivalent rights to the Awards. Dividend equivalent rights will be paid to a participant on or after the vesting date of the restricted stock unit. If the restricted stock unit does not vest, the participant will not receive those dividend equivalents.

Vesting of Awards

The Compensation and Personnel Committee will specify the vesting schedule or conditions of each award. If the vesting of an award under the 2024 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting will be determined by the Compensation and Personnel Committee and evidenced in an award agreement. Notwithstanding anything to the contrary in the 2024 Equity Incentive Plan, at least 95% of the awards available under the plan may not vest more rapidly than over a period of one year, unless accelerated due to death, disability or an involuntary termination of employment or service at or following a change in control. Unless otherwise determined by the Compensation and Personnel Committee, vesting will accelerate upon death, disability, an involuntary termination of employment or service at or following a change in control or, subject to the foregoing requirements and in a manner consistent with the plan, at the discretion of the Compensation and Personnel Committee.

Change in Control

Unless otherwise provided in an award agreement, at the time of an involuntary termination of employment or service at or following a change in control, all stock options then held by the participant will become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option will be eligible for treatment as an incentive stock option if the individual exercises the stock option more than three months following involuntary termination of employment. At the time of an involuntary termination of employment or service at or following a change in control, all awards of restricted stock and restricted stock units will immediately become fully vested. If there is a change in control, any performance measures will be deemed satisfied at the “target” level as of the date of the change in control, unless data supports that the performance measures have been achieved at a level higher than the target level as of the effective date of the change in control, in which case, the performance award will vest at the higher level.

Notwithstanding the foregoing, if a corporation that acquires the Company or First Seacoast Bank fails to assume the awards granted under the 2024 Equity Incentive Plan or fails to convert the awards to awards for the acquiring corporation’s stock options, restricted stock or restricted stock units, the awards will vest immediately at the effective time of the change in control.

Amendment and Termination

The Company’s Board of Directors may, at any time, amend or terminate the 2024 Equity Incentive Plan or any award granted under the 2024 Equity Incentive Plan, provided that, except as provided in the plan, no amendment or termination may adversely impair the rights of a participant or beneficiary under an award without the participant’s (or the affected beneficiary’s) written consent. The Board of Directors may not amend the 2024 Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the plan (other than as provided in the 2024 Equity Incentive Plan), or materially modify the requirements for participation in the plan, without approval of stockholders. Notwithstanding the foregoing, the Compensation and Personnel Committee may amend the 2024 Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, to conform the plan or an award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board after the adoption of the 2024 Equity Incentive Plan, or the making of the award affected thereby, which, in the sole discretion of the Compensation and Personnel Committee, may materially and adversely affect the Company’s consolidated financial condition or results of operations.

Duration of Plan

The 2024 Equity Incentive Plan will become effective upon approval by the stockholders at the annual stockholder meeting. The 2024 Equity Incentive Plan will remain in effect as long as any award under it is outstanding; however, no awards may be granted under the 2024 Equity Incentive Plan on or after the ten-year anniversary of the effective date of the plan.

Federal Income Tax Considerations

The following is a summary of the current federal income tax consequences with respect to awards under the 2024 Equity Incentive Plan:

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the individual upon disposition of the acquired shares will be treated as capital gains and losses, with the cost basis in the shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option also will not result in taxable income to the participant, provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months before the date of exercise (one year before the date of exercise if the participant becomes disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of the stock option, then, upon disposition of the acquired shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant will not realize taxable income at the time of the grant of restricted stock, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will recognize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and the award is settled, the tax consequences for restricted stock awards (see paragraph above) will be recognized. A restricted stock unit does not have voting rights or dividend rights. However, the Compensation and Personnel Committee may grant dividend equivalent rights. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made since Section 83(b) of the Internal Revenue Code requires a transfer of stock.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Compensation and Personnel Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements, provided the withholding does not trigger adverse accounting consequences.

Change in Control. Any acceleration of the vesting or payment of awards under the 2024 Equity Incentive Plan in the event of a change in control or termination of employment or service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude a tax deduction by the Company with respect to the awards.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the Company after December 31, 2016. Compensation resulting from awards under the 2024 Equity Incentive Plan will be counted toward the $1.0 million limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2024 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2024 Equity Incentive Plan. The Company recommends that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Company’s Board of Directors has adopted the 2024 Equity Incentive Plan, contingent upon stockholder approval. If the 2024 Equity Incentive Plan is approved by stockholders, the Compensation and Personnel Committee may meet promptly after stockholder approval or at a later time to determine the specific terms of the awards, including the allocation of awards to executive officers, employees, and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of any awards.

Clawback Policy

The 2024 Equity Incentive Plan provides for certain forfeiture events including termination for cause, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.

Item 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Baker Newman & Noyes LLC (“Baker Newman & Noyes”) served as our independent registered public accounting firm for the 2023 fiscal year. The Audit Committee of the Board of Directors has appointed Wolf & Company to serve as the independent registered public accounting firm for the 2024 fiscal year, subject to ratification by stockholders. A representative of Baker Newman & Noyes is expected to attend the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so. A representative of Wolf & Company is not expected to attend the annual meeting.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Wolf & Company to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Baker Newman & Noyes billed to the Company for the fiscal years ended December 31, 2023, and December 31, 2022:

	2023	2022
Audit Fees (1)	$370,000	$234,750
Audit-Related Fees (2)	22,720	138,500
Tax Fees (3)	14,190	13,060
All Other Fees (4)	—	11,500

(1)

Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Includes fees for services associated with Securities and Exchange Commission (“SEC”) registration statements or other documents filed in connection with securities offerings, including comfort letters, consents, and assistance with review of documents filed with the SEC.

(3)	Consists of fees for compliance tax services, including rendering corporate income tax opinion, tax planning and advice, and preparation of tax returns.
(4)	Consists of fees for professional services rendered in connection with state tax opinion.

Change in Independent Registered Public Accounting Firm; Disagreement with Independent Registered Public Accounting Firm on Accounting and Financial Disclosure. On January 16, 2024 (the “Notice Date”), Baker Newman & Noyes notified the Company that it has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, due to its decision to exit its audit practice for SEC-registered banking institutions.

Baker Newman & Noyes’s audit report on the Company’s consolidated financial statements for each of the past two fiscal years ended December 31, 2023, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2023, and December 31, 2022, and the subsequent interim period from January 1, 2024, through the Notice Date: (i) there were no disagreements with Baker Newman & Noyes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Baker Newman & Noyes’s satisfaction, would have caused Baker Newman & Noyes to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

Following the Notice Date and in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2023, the Company and Baker Newman & Noyes initially disagreed on whether Accounting Standards Codification Topic 740, Income Taxes, required the Company to establish a valuation allowance against the Company’s net deferred tax asset as of December 31, 2023. The Audit Committee of the Company’s Board of Directors discussed the subject matter of the disagreement with Baker Newman & Noyes and authorized Baker Newman & Noyes to respond fully to any inquiries from Wolf & Company concerning the subject matter of the disagreement. The Company ultimately resolved the disagreement to the satisfaction of Baker Newman & Noyes and the Company established a valuation allowance as of December 31, 2023.

On March 1, 2024 (the “Engagement Date”), the Company engaged Wolf & Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The selection of Wolf & Company was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period from January 1, 2024, through the Engagement Date, neither the Company nor anyone on its behalf consulted with Wolf & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Wolf & Company concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2023. In this proxy statement, these individuals are sometimes referred to as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Stock Options (1)	All Other Compensation (2)	Total
James R. Brannen	2023	$335,500	$—	$—	$24,401	$17,687	$377,588
President and Chief Executive Officer	2022	305,000	30,000	—	—	16,828	351,828

Richard M. Donovan	2023	225,000	—	—	20,000	13,811	258,811
Senior Vice President and Chief Financial Officer	2022	200,000	36,000	—	—	6,061	242,061

Timothy F. Dargan	2023	220,500	—	—	20,000	12,439	252,939
Senior Vice President and Senior Commercial Lending Officer	2022	206,000	27,200	—	—	11,670	244,870

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the Black-Scholes-Merton option pricing model to estimate the fair value of stock option awards. Stock options vest in three approximately equal installments, with the first vesting occurring on May 25, 2024. As of December 31, 2023, Mr. Brannen had an outstanding option award for 24,401 shares and Messrs. Donovan and Dargan each had an outstanding option award for 20,000 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value reflected in the table.

(2)	For 2023, All Other Compensation consists of the following:

Name	401(k) Employer Matching Contribution	ESOP Allocation	Total All Other Compensation
James R. Brannen	$10,543	$7,144	$17,687
Richard M. Donovan	8,961	4,850	13,811
Timothy F. Dargan	7,678	4,761	12,439

Employment Agreements

First Seacoast Bank has entered into employment agreements with each of Messrs. Brannen, Donovan and Dargan. The employment agreements for Messrs. Brannen and Donovan had an initial term of three years and the employment agreement for Mr. Dargan had an initial term of two years. Commencing as of March 1st of each year, the Board of Directors may renew the agreement for an additional year so that the remaining term again becomes three years for Messrs. Brannen and Donovan and two years for Mr. Dargan. In addition to base salary, the agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees. The current terms of the agreements with Messrs. Brannen and Donovan expire on March 1, 2027, and the current term of the agreement with Mr. Dargan expires on March 1, 2026. The current base salaries for Messrs. Brannen, Donovan, and Dargan are $350,000, $260,000 and $237,500, respectively. First Seacoast Bank may terminate the employment of each of the executives for cause at any time, in which event they would have no right to receive compensation or other benefits under the employment agreements for any period after their termination of employment.

Certain events resulting in an executive’s termination or resignation will entitle the executive to payments of severance benefits following the termination of employment. In the event of an executive’s involuntary termination for reasons other than for cause or if the executive resigns during the term of the agreement following (i) the failure to appoint the executive to the executive position set forth in the agreement or a material change in function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of the executive’s position, (ii) a relocation by more than 50 miles, (iii) a material reduction in the benefits or perquisites paid to the executive (unless the reduction is part of a reduction that is generally applicable to employees of First Seacoast Bank), (iv) a liquidation or dissolution of First Seacoast Bank or (v) a material breach of the employment agreement by First Seacoast Bank, then the executive would become entitled to a lump sum cash severance payment equal to the base salary and bonuses or incentive awards the executive would have earned for the lesser of the remaining unexpired term of the employment agreement or 24 months. In addition, the executive would become entitled, at no expense to him, to the continuation non-taxable medical and dental coverage for the lesser of the remaining unexpired term of the employment agreement or the time at which the executive receives coverage under another employer’s plan. If the health and dental coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the benefits.

If there is a change in control of the Company or First Seacoast Bank, followed by an executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons set forth above, the executive would become entitled to a lump sum cash severance payment equal to three times the executive’s “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for 36 months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the health and dental benefits.

If an executive dies, the executive’s estate or beneficiaries will be paid the executive’s base salary for a period of six months and the executive’s dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following the executive’s death.

Under each employment agreement, if the executive becomes disabled within the meaning of the term under Section 409A of the Internal Revenue Code and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by First Seacoast Bank. First Seacoast Bank will make up any difference, if any, between the executive’s base salary and the disability benefits for a period of one year.

Under each employment agreement, if the executive retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by First Seacoast Bank.

Upon termination of an executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of First Seacoast Bank for a period of one year following his termination of employment.

Salary Continuation Agreement

First Seacoast Bank is a party to a salary continuation agreement with Mr. Brannen. Under the agreement, if Mr. Brannen separates from service after reaching normal retirement age (age 66 in his case), he will be entitled to an annual benefit equal to a percentage (34.62% in his case) of the average of the three highest amounts reported in Box 5 of Form W-2 (excluding amounts attributable to the granting, vesting or exercise of stock options, restricted stock or similar equity-based compensation, or amounts related to reportable income from deferred compensation). The benefit payment begins on the first day of the second month following the executive’s separation from service and is paid monthly for a period of 120 months.

If Mr. Brannen separates from service before reaching his normal retirement age (other than on account of death, disability or for cause), he will be entitled to the accrued benefit (i.e., the amount accrued to date toward the normal retirement benefit), paid in monthly installments over 120 months, commencing first day of the second month following his separation from service. If he becomes disabled before his separation from service, he will receive the normal retirement benefit under the agreement, paid in 120 monthly installments commencing on the first day of the month following the date he reaches age 66. If there is a change in control, he will receive the normal retirement benefit under the agreement (regardless of his age at the time). The benefit will be paid to him at the same time and form the benefit would have otherwise been paid under the agreement upon his separation from service, death or disability, provided, however, that if he separates from service within two years of a change in control, the benefit will be paid to him in a lump sum on the first day of the second month following his separation from service. Hardship distributions may also become payable under the agreement if he experiences an unforeseeable emergency.

If Mr. Brannen dies before a separation from service, his beneficiary will receive the accrued benefit paid in a lump sum on the first day of the second month following his death. If he dies following his separation from service but before receiving benefits under the agreement, his beneficiary will receive the benefits he would have otherwise continued to have received, paid in a lump sum on the first day of the second month following his death. If Mr. Brannen dies while receiving benefits, his beneficiary will continue to receive the benefit payments (at the same time and in the same form) he would have continued to have received under the agreement.

Employee Stock Ownership Plan

First Seacoast Bank maintains the First Seacoast Bank ESOP, a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees of First Seacoast Bank.

The ESOP trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will fully vest in his or her account balance after five years of service.

2021 Equity Incentive Plan

The Company has adopted the 2021 Equity Incentive Plan, which was approved by stockholders. The 2021 Equity Incentive Plan provides for the granting of incentive and non-statutory stock options to purchase shares of Company common stock and the granting of awards of restricted stock and restricted stock units.

Outstanding Equity Awards at December 31, 2023

The following table provides information as of December 31, 2023 regarding equity awards that are outstanding to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (2)	Market Value of Shares of Restricted Stock That Have Not Vested (3)
James R. Brannen	—	24,401	$8.06	05/25/2033	4,179	$32,137
Richard M. Donovan	—	20,000	8.06	05/25/2033	2,786	21,424
Timothy F. Dargan	—	20,000	8.06	05/25/2033	2,786	21,424

(1)	Stock options vest in three approximately equal installments. The first installment will vest on May 25, 2024.
(2)	Restricted stock awards vest in three approximately equal installments. The first installment vested on November 18, 2022.
(3)	Based upon the closing stock price of $7.69 per share on December 29, 2023, the last trading day of the year.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2023.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Seacoast Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2023, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Seacoast Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2023, these loans were performing in accordance with their original repayment terms or in accordance with COVID-19-temporary relief-based modified terms that were substantially similar to those prevailing at the time for comparable loans with persons not related to First Seacoast Bank and were in compliance with federal banking regulations.

Other Transactions. Neither the Company nor First Seacoast Bank has entered into any other transactions since January 1, 2023, in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than December 23, 2024. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 30, 2025, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2025 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting, or by March 29, 2025.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under the Company’s Bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to First Seacoast Bancorp, Inc., 633 Central Avenue, Dover, New Hampshire 03820. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Governance Committee at the same address.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation. The Company has also engaged Regan & Associates, Inc. to assist in the proxy solicitation for a fee of $9,000 (inclusive of reimbursable expenses).

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 30, 2024.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of Company common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating, and promptly returning a proxy card or by voting via the Internet or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 22, 2024

Appendix A

FIRST SEACOAST BANCORP, INC.

2024 EQUITY INCENTIVE PLAN

ARTICLE 1—GENERAL

Section 1.1. Purpose, Effective Date and Term. The purpose of the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of First Seacoast Bancorp, Inc. (the “Company”), and its Subsidiaries, including First Seacoast Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s shareholders through the ownership of additional shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock. The “Effective Date” of the Plan will be the date on which the Plan satisfies the applicable shareholder approval requirements. The Plan will remain in effect for as long as Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately before the ten-year anniversary date of the Effective Date.

Section 1.2. Administration. The Plan will be administered by the Compensation and Personnel Committee of the Board of Directors (the “Compensation and Personnel Committee”) in accordance with Section 5.1.

Section 1.3. Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards will be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4. Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2—AWARDS

Section 2.1. General. Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan will be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Compensation and Personnel Committee provides with respect to the Award and as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units, and any Award may be granted as a Performance Award.

Section 2.2. Stock Options. A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a) Grant of Stock Options. Each Stock Option will be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time-and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Compensation and Personnel Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” (or “ISO”) described in Code Section 422(b), or a

Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately before the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan will be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) will be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Compensation and Personnel Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification will be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A). The maximum number of Shares that can be issued as ISOs under the Plan is set forth in Section 3.2 hereof.

(b) Other Terms and Conditions. A Stock Option will become exercisable in accordance with its terms and conditions and during the period(s) established by the Compensation and Personnel Committee. In no event, however, will a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Shareholder). The Exercise Price of each Stock Option may not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO may not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price will be by cash or, subject to limitations imposed by applicable law, by any other means as the Compensation and Personnel Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation and Personnel Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation and Personnel Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c) Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d) Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Compensation and Personnel Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Options or other Awards), replacement grants, or other means.

Section 2.3 Restricted Stock.

(a) Grant of Restricted Stock. A Restricted Stock Award is a grant of a share or shares of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award will be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the

Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time-and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service. All Restricted Stock Awards will be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Compensation and Personnel Committee determines, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Compensation and Personnel Committee may require that the certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b) Terms and Conditions. Each Restricted Stock Award will be subject to the following terms and conditions:

(i) Rights and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation and Personnel Committee may impose, or as otherwise provided in the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation and Personnel Committee may determine at the date of grant or thereafter. A Participant granted Restricted Stock will have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon provided, however, that dividends payable with respect to Restricted Stock Awards (whether paid in cash or shares of Stock) will be subject to the same vesting conditions applicable to the Restricted Stock and will, if vested, be delivered or paid at the same time as the restrictions on the Restricted Stock to which they relate lapse.

(ii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted will have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any of the shares of Restricted Stock shall be given by proxy or ballot if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes or, if the Participant is not the beneficial owner for voting purposes, by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company, as the Compensation and Personnel Committee shall designate in the direction, a written direction in the form and manner prescribed by the Compensation and Personnel Committee. If no direction is given, then the shares of Restricted Stock will not be tendered.

Section 2.4. Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. A Restricted Stock Unit is an Award, the value of which is denominated in shares of Stock that will be paid in Stock, including Restricted Stock, cash (measured based upon the value of a share of Stock) or a combination thereof, at the end of a specified period. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Unit will be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Unit; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service.

(b) Other Terms and Conditions. Each Restricted Stock Unit Award will be subject to the following terms and conditions:

(i) The Compensation and Personnel Committee shall impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market on which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii) The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Compensation and Personnel Committee has determined that the performance goals have been satisfied.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Compensation and Personnel Committee, commencing on the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant will have no voting rights with respect to any Restricted Stock Units. No dividends will be paid on Restricted Stock Units. In the sole discretion of the Compensation and Personnel Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, will be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5. Vesting of Awards. The Compensation and Personnel Committee shall specify the vesting schedule or market or performance conditions of each Award at the time of grant. Notwithstanding anything to the contrary herein, at least ninety-five percent (95%) of the Awards available under the Plan shall vest no earlier than one (1) year after the date of grant, unless accelerated due to death, Disability, or an Involuntary Termination at or following a Change in Control.

Section 2.6. Deferred Compensation. Subject to approval by the Compensation and Personnel Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Compensation and Personnel Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Compensation and Personnel Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Compensation and Personnel Committee, without further consideration or action. Any discretionary authority retained by the Compensation and Personnel Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7. Effect of Termination of Service on Awards. The Compensation and Personnel Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available with respect to an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Compensation and Personnel Committee and set forth in an Award Agreement or as set forth in an employment or severance agreement between the Company and/or a Subsidiary and the Participant, the following provisions will apply to each Award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or for Cause, Stock Options shall be exercisable only as to the portion of the Award that was immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one (1) year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months following Termination of Service.

(d) In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options will be exercisable for one (1) year following Termination of Service. No Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following Termination of Service due to Retirement. Any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(e) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(f) Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of Covered Shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3—SHARES SUBJECT TO PLAN

Section 3.1. Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2. Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 392,700 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 280,500 shares of Stock, which represents 10.0% of the number of shares sold in connection with second-step conversion of First Seacoast Bancorp, MHC (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 112,200 shares of Stock, which represents 4.0% of the number of shares sold in connection with the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following provisions of this Section 3.2(b). To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3. Limitations on Grants to Employees and Directors.

(a) Award Limitations. No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Stock available for issuance under the Plan. Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards representing more than five percent (5%) of the Stock available for issuance under the Plan, and in the aggregate, shall not receive more than thirty percent (30%) of the Stock available for issuance as Awards under the Plan.

(b) Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4. Corporate Transactions.

(a) General. In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Compensation and Personnel Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Compensation and Personnel Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of any such Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of any such Awards for similar awards denominated in stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses or assets) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in Which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives the merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization), all as determined by the Compensation and Personnel Committee before the consummation of the merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. If the acquiring entity fails or refuses to assume the Company’s outstanding Awards, any Service-based Awards shall vest immediately at or immediately before the effective time of the merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of the merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on that date. Unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of the holder’s outstanding Stock Options and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization.

Section 3.5. Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4—CHANGE IN CONTROL

Section 4.1. Consequence of a Change in Control. Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or determined by the Compensation and Personnel Committee and set forth in an Award Agreement:

(a) At the time of an Involuntary Termination at or following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following a termination of employment.

(b) At the time of an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully vested immediately.

(c) In the event of an Involuntary Termination at or following a Change in Control, unless otherwise specified in the Award Agreement, any Performance Award will vest based on the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

Section 4.2. Definition of Change in Control. For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a) Merger. The merger, consolidation or other business combination or similar reorganization of the Company or the Bank, whether in one or a series of related steps (the “Combination”), if, immediately following the effectiveness of the Combination, either (A) less than two-thirds of the board directors or other governing body (the “Surviving Board”) of the entity paying the transaction consideration in such Combination, whether cash and/or securities, is composed of individuals who, immediately before effectiveness of the Combination, were serving on the Board of Directors or other governing body of the Company or the Bank, or (B) less than sixty percent (60%) of the combined voting power of the securities having the right to vote in an election of the Surviving Board is beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by persons who, immediately before effectiveness of such Combination, were shareholders of the Company or the Bank;

(b) Acquisition of Significant Share Ownership. A person or persons acting in concert, other than the Company, has or have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the securities having the right to vote in an election of the Board of Directors of the Company or the Bank (“Voting Securities”); provided, however, that this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s Voting Securities held by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding Voting Securities;

(c) Change in Board Composition. During any period of two consecutive years, individuals who constitute the Board of Directors (or, if the Company ceases to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Voting Securities of the Bank, the Bank) at the beginning of such two-year period cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Bank, as applicable; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a Director at the beginning of such period if such individual was elected, or nominated for election, by the Board of Directors of the Company or the Bank, as applicable, by a vote of at least two-thirds of the Directors who were Directors at the beginning of the two-year period or were so elected or nominated by such Directors; or

(d) Sale of Assets. The sale of all or substantially all of the assets of the Company or the Bank to any person, group or entity.

In addition, if an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, the Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of the transaction.

ARTICLE 5—COMPENSATION AND PERSONNEL COMMITTEE

Section 5.1. Administration. The Plan shall be administered by the Compensation and Personnel Committee, which shall be composed of at least two Disinterested Board Members. Any members of the Compensation and Personnel Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation and Personnel Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Compensation and Personnel Committee.

Section 5.2. Powers of Compensation and Personnel Committee. The administration of the Plan by the Compensation and Personnel Committee shall be subject to the following:

(a) The Compensation and Personnel Committee shall have the authority and discretion to select those persons who receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of the Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Compensation and Personnel Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant if the exercise of such discretion would result in more than five percent (5%) of the aggregate awards under the Plan vesting in less than one year from the date of grant as provided for in Section 2.5, or to extend the time period to exercise a Stock Option, unless the extension is consistent with Code Section 409A.

(b) The Compensation and Personnel Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Compensation and Personnel Committee shall have the authority to define terms not otherwise defined herein.

(d) In controlling and managing the operation and administration of the Plan, the Compensation and Personnel Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(e) The Compensation and Personnel Committee shall have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Compensation and Personnel Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Code Section 409A, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3. Delegation by Compensation and Personnel Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Compensation and Personnel Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation and Personnel Committee pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of the delegates shall be treated hereunder as acts of the Compensation and Personnel Committee and the delegates shall report regularly to the Compensation and Personnel Committee regarding the exercise of delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Compensation and Personnel Committee at any time.

Section 5.4. Information to be Furnished to Compensation and Personnel Committee. As may be permitted by applicable law, the Company and its Subsidiaries will furnish the Compensation and Personnel Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined by the Compensation and Personnel Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Compensation and Personnel Committee any evidence, data or information as the Compensation and Personnel Committee considers desirable to carry out the terms of the Plan.

Section 5.5. Compensation and Personnel Committee Action. The Compensation and Personnel Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Compensation and Personnel Committee shall constitute a quorum, and the action of a majority of the members of the Compensation and Personnel Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Compensation and Personnel Committee without holding a meeting, shall be deemed to be actions of the Compensation and Personnel Committee. Subject to Section 5.1, all actions of the Compensation and Personnel Committee, including interpretations of provisions of the Plan, will be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Compensation and Personnel Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Compensation and Personnel Committee or by a representative of the Compensation and Personnel Committee authorized to sign the same in its behalf.

ARTICLE 6—AMENDMENT AND TERMINATION

Section 6.1. General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Compensation and Personnel Committee may amend any Award Agreement, provided, however, that no amendment or termination (except as provided in Sections 2.6, 3.4 and

6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award before the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s shareholders.

Section 6.2. Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Compensation and Personnel Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or by the Financial Accounting Standards Board (the “FASB”) after the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Compensation and Personnel Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7—GENERAL TERMS

Section 7.1. No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2. Transferability. Except as otherwise so provided by the Compensation and Personnel Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Compensation and Personnel Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Compensation and Personnel Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation and Personnel Committee.

Section 7.3. Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Compensation and Personnel Committee is in doubt as to the entitlement of any beneficiary to any Award, the Compensation and Personnel Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Compensation and Personnel Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4. Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval (and any subsequent approval by the shareholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Compensation and Personnel Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5. Eligibility for Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Compensation and Personnel Committee shall require. Notwithstanding anything herein to the contrary, the Compensation and Personnel Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Compensation and Personnel Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Compensation and Personnel Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Compensation and Personnel Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7. Tax Withholding.

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the

Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Compensation and Personnel Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b) Payment in Stock. The Compensation and Personnel Committee may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.8. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its Board of Directors, or by action of one or more members of the Board of Directors (including a committee of the Board of Directors) who are duly authorized to act for the Board of Directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.9. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10. Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Compensation and Personnel Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11. No Fractional Shares. Unless otherwise permitted by the Compensation and Personnel Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Compensation and Personnel Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12. Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Hampshire without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Hampshire shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13. Benefits Under Other Plans. Except as otherwise provided by the Compensation and Personnel Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14. Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision has never been included herein.

Section 7.15. Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16. Forfeiture Events. The Compensation and Personnel Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17. Awards Subject to Company Policies and Restrictions.

(a) Clawback Policies. Awards granted hereunder are subject to any Clawback Policy maintained by the Company, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

(b) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c) Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging, as such may be in effect from time to time.

Section 7.18. Automatic Exercise. In the sole discretion of the Compensation and Personnel Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Compensation and Personnel Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price of a Stock Option and any applicable tax withholding requirements with respect to Stock Options shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19. Regulatory Requirements. The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8—DEFINED TERMS

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Compensation and Personnel Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause” shall, with respect to any Participant, have the same meaning as “cause” or “for cause” (or any similar term) set forth in any employment, change in control, consulting, or other agreement for the performance of services or severance between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in an agreement, the term “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Company’s or the Bank’s (or other Subsidiary’s) Code of Ethics, material violation of the Sarbanes-Oxley Act of 2002 requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Company or the Bank or the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Covered Shares” means any shares acquired by a Participant pursuant to an Award granted under this Plan, net of taxes and transaction costs. For these purposes, “taxes and transaction costs” include, without limitation: (i) shares retained by the Company to satisfy tax withholding requirements attributable to Awards, and (ii) any taxes payable by the Participant related to Awards that are in excess of the amounts withheld in accordance with clause “(i).”

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability.” If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” will have meaning set forth in that agreement. In the absence of such a definition, “Disability” will be defined in accordance with the Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Compensation and Personnel Committee shall have discretion to determine if a Disability has occurred.

“Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in a manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Compensation and Personnel Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

“Good Reason.” A termination of employment by an Employee will be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material diminution in Participant’s base compensation;

(ii) a material diminution in Participant’s authority, duties or responsibilities; or

(iii) a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace.

Notwithstanding the foregoing, if a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding further, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, will have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) or (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) or (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) or (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

“Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) designated as a Non-Qualified Option; (ii) granted to a Participant who is not an Employee; or (iii) granted to an Employee but does not satisfy the requirements of Code Section 422.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Compensation and Personnel Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Compensation and Personnel Committee has determined that the performance goals have been satisfied. Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Compensation and Personnel Committee may provide for the exclusion of the effects of the certain items, including but not limited to the following: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Compensation and Personnel Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Compensation and Personnel Committee may modify the performance measures, in whole or in part, as the Compensation and Personnel Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Compensation and Personnel Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Compensation and Personnel Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Compensation and Personnel Committee

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

“Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

“Retirement” or “Retired” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after attainment of age 65. Notwithstanding anything herein to the contrary, if an Employee or Director has not had a Termination of Service as defined in this Plan, the Employee or Director shall not be deemed to have Retired for purposes of forfeiture of non-vested Awards, vesting in Awards or reducing the exercise period of Options issued hereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means the uninterrupted provision of services as an Employee or Director of the Company or a Subsidiary, as the case may be, and includes service as a director emeritus or advisory director. Service will not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Compensation and Personnel Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Section 2.2.

“Subsidiary(ies)” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, also means any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Compensation and Personnel Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iv) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Compensation and Personnel Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Compensation and Personnel Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

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FIRST SEACOAST BANCORP. INC. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting First Seacoast Bancorp, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 2, 2024 Thursday, May 30, 2024 10:30 AM, Eastern Time First Seacoast Bank’s Main Office 633 Central Avenue, Dover, NH 03820 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:30 AM, Eastern Time, May 30, 2024. Internet: www.proxypush.com/FSEA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-430-8289 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The stockholder(s) signing on the reverse side (the “undersigned”) hereby appoints Mark P. Boulanger, James Jalbert and Paula Williamson-Reid, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of First Seacoast Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

FIRST SEACOAST BANCORP. INC. First Seacoast Bancorp, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE 1. To elect three directors to serve for a term of three years: FOR WITHHOLD 1.01 Thomas J. Jean FOR 1.02 Erica A. Johnson FOR 1.03 Janet Sylvester FOR FOR AGAINST ABSTAIN 2. To approve the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan. FOR 3. To ratify the appointment of Wolf & Company, P.C. to serve as the independent registered public FOR accounting firm for the fiscal year ending December 31, 2024. Check here if you plan to attend the meeting in person. Authorized Signature(s) - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign, but only one signature is required. Trustees, administrators, etc., should provide title and authority. Corporations should provide full name of corporation and title of authorized officer signing. Signature (and Title if applicable) Date Signature (if held jointly) Date Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved.